Exhibit 99.1

Investor	Valerie Haertel	Media	T.J. Crawford
Contact:	Senior Vice President	Contact:	Vice President
	Investor Relations		External Affairs
	(401) 770-4050		(212) 457-0583

FOR IMMEDIATE RELEASE

CVS Health Corporation Announces Final Results of Any and All Tender Offers and Confirms the Maximum Amounts for Maximum Tender Offers

WOONSOCKET, RI, August 19, 2019 – CVS Health Corporation (“CVS Health”, NYSE: CVS) announced today the final results of the previously announced cash tender offers (the “Any and All Tender Offers” and each an “Any and All Tender Offer”) for (1) any and all of its 3.125% Senior Notes due 2020 (the “2020 Any and All Notes”) and (2) any and all of its 4.125% Senior Notes due 2021, the 4.125% Senior Notes due 2021 issued by its wholly-owned subsidiary, Aetna Inc. (“Aetna”) and the 5.450% Senior Notes due 2021 issued by Coventry Health Care, Inc., a wholly-owned subsidiary of Aetna (collectively, the “2021 Any and All Notes” and together with the 2020 Any and All Notes, the “Any and All Notes”).

The Any and All Tender Offers expired at 5:00 p.m., New York City time, on August 14, 2019 (the “Any and All Expiration Date”). The Any and All Tender Offers were made pursuant to the terms and conditions set forth in the Offer to Purchase dated August 8, 2019 (as amended or supplemented from time to time, the “Offer to Purchase”).

Concurrently with the Any and All Tender Offers, CVS Health announced its 2020 Notes Maximum Tender Offer and 2021 Notes Maximum Tender Offer (each as defined in the Offer to Purchase, and together the “Maximum Tender Offers”) for the 2020 Maximum Tender Offer Notes and the 2021 Maximum Tender Offer Notes (each as defined in the Offer to Purchase), respectively. CVS Health announces that, based on the aggregate principal amount of Any and All Notes accepted for purchase in the Any and All Tender Offers, the 2020 Notes Maximum Tender Offer Amount (as defined in the Offer to Purchase, which represents the maximum aggregate principal amount of 2020 Maximum Tender Offer Notes that will be purchased in the 2020 Notes Maximum Tender Offer) is $723,339,000, and the 2021 Notes Maximum Tender Offer Amount (as defined in the Offer to Purchase, which represents the maximum aggregate principal amount of 2021 Maximum Tender Offer Notes that will be purchased in the 2021 Notes Maximum Tender Offer) is $961,648,000.

The tables below sets forth the aggregate principal amount of Any and All Notes validly tendered in the Any and All Tender Offers or validly delivered through guaranteed delivery procedures that CVS Health accepted for purchase, as well as the applicable Total Consideration (as defined in the Offer to Purchase) payable for such Any and All Notes.

2020 Any and All Notes:

Title of Notes	CUSIP Number	Original Issuer	Total Consideration(1)	Principal Amount Outstanding	Principal Amount Tendered or Delivered and Accepted for Purchase
3.125% Senior Notes due 2020	126650DA5	CVS Health Corporation	$1,005.86	$2,000,000,000	$1,276,661,000

2021 Any and All Notes:

Title of Notes	CUSIP Number	Original Issuer	Total Consideration(1)	Principal Amount Outstanding	Principal Amount Tendered or Delivered and Accepted for Purchase
4.125% Senior Notes due 2021	126650BW9	CVS Health Corporation	$1,033.32	$550,000,000	$328,124,000

4.125% Senior Notes due 2021	008117AN3	Aetna Inc.	$1,034.37	$500,000,000	$297,403,000

5.450% Senior Notes due 2021	222862AJ3	Coventry Health Care, Inc.	$1,053.11	$600,000,000	$412,825,000

(1)	Per $1,000 principal amount of Any and All Notes validly tendered at or prior to the Any and All Expiration Date and accepted for purchase.

CVS Health has retained Barclays Capital Inc. and Goldman Sachs & Co. LLC to act as Dealer Managers for the Tender Offers (as defined in the Offer to Purchase). D.F. King & Co., Inc. has been retained to act as the Tender and Information Agent for the Tender Offers. The Offer to Purchase may be accessed at the following link: http://www.dfking.com/cvs. Requests for assistance relating to the procedures for tendering Notes (as defined in the Offer to Purchase) may be directed to the Tender and Information Agent either by email at cvs@dfking.com, or by phone (212) 269-5550 (for banks and brokers only) or (866) 406-2283 (for all others toll free). Requests for assistance relating to the terms and conditions of the Tender Offers may be directed to Barclays Capital Inc. at (800) 438-3242 (toll free) or (212) 528-7581 (collect) or Goldman Sachs & Co. LLC at (800) 828-3182 (toll free) or (212) 902-2995 (collect). Beneficial owners may also contact their broker, dealer, commercial bank, trust company or other nominee for assistance.

This press release does not constitute an offer to sell or purchase, or a solicitation of an offer to sell or purchase, or the solicitation of tenders with respect to, the Notes. No offer, solicitation, purchase or sale will be made in any jurisdiction in which such an offer, solicitation, or sale would be unlawful. The Tender Offers are being made solely pursuant to the Offer to Purchase made available to Holders of the Notes. None of CVS Health, the Dealer Managers, Tender and Information Agent or the trustees with respect to the Notes, or any of their respective affiliates, is making any recommendation as to whether or not Holders should tender or refrain from tendering all or any portion of their Notes in response to the Tender Offers. Holders are urged to evaluate carefully all information in the Offer to Purchase, consult their own investment and tax advisers and make their own decisions whether to tender Notes in the Tender Offers, and, if so, the principal amount of Notes to tender.

About CVS Health

CVS Health is the nation’s premier health innovation company helping people on their path to better health. Whether in one of its pharmacies or through its health services and plans, CVS Health is pioneering a bold new approach to total health by making quality care more affordable, accessible, simple and seamless. CVS Health is community-based and locally focused, engaging consumers with the care they need when and where they need it. The Company has approximately 9,900 retail locations, approximately 1,100 walk-in medical clinics, a leading pharmacy benefits manager with more than 102 million plan members, a dedicated senior pharmacy care business serving more than one million patients per year and expanding specialty pharmacy services. CVS Health also serves an estimated 38 million people through traditional, voluntary and consumer-directed health insurance products and related services, including rapidly expanding Medicare Advantage offerings and a leading standalone Medicare Part D prescription drug plan. The Company believes its innovative health care model increases access to quality care, delivers better health outcomes and lowers overall health care costs. Find more information about how CVS Health is shaping the future of health at https://www.cvshealth.com.

Forward-Looking Statements

The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements made by or on behalf of CVS Health Corporation. By their nature, all forward-looking statements involve risks and uncertainties. Actual results may differ materially from those contemplated by the forward-looking statements for a number of reasons as described in our Securities and Exchange Commission filings, including those set forth in the Risk Factors section and under the section entitled “Cautionary Statement Concerning Forward-Looking Statements” in our most recently filed Annual Report on Form 10-K and in our most recently filed Quarterly Report on Form 10-Q.

You are cautioned not to place undue reliance on CVS Health’s forward looking statements. These forward-looking statements are and will be based upon management’s then-current views and assumptions regarding future events and operating performance, and are applicable only as of the dates of such statements. CVS Health does not assume any duty to update or revise forward-looking statements, whether as a result of new information, future events or otherwise, as of any future date.

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